Exhibit 99.1

Lifeward Reports Third Quarter 2026 Financial Results and Provides Business

Update

AlterG revenue increased 18% year-over-year to $3.6 million, driven by higher U.S. unit shipments,

service revenue and average selling prices

The Company is advancing its transition of ReWalk to a capital-efficient channel-partner distribution model designed to expand patient access and support long-term revenue growth

New leadership team focused on commercial execution and advancing AI-enabled rehabilitation technologies

New peer-reviewed clinical evidence strengthens support for ReWalk’s long-term benefits and broader patient access

HUDSON, MA, and YOKNEAM ILLIT, Israel, November 13, 2026 – Lifeward Ltd. (Nasdaq: LFWD) (“Lifeward” or the “Company”), a diversified biomedical innovation company with a portfolio of commercialized neurorehabilitation products and a biomedical pipeline, today reported financial results for the third quarter ended September 30, 2026, and provided a business update.

Business Update

•	Continued growth of AlterG. AlterG revenue increased 18% to $3.6 million in the third quarter of 2026 compared to the third quarter of 2025, primarily reflecting higher U.S. unit shipments, together with increased service revenue and improved average selling prices. This marks the second consecutive quarter of double-digit year-over-year revenue growth for AlterG.

•	ReWalk commercial transition to a channel-partner model. The Company is shifting ReWalk from direct sales to partnerships with established home and durable medical equipment providers and patient care organizations that can bring the ReWalk Personal Exoskeleton to patients across the United States. These partnerships build on the Company’s existing channels, including CorLife, its exclusive distributor for patients with workers’ compensation claims, and the pilot program the Company launched in August 2026 with Ottobock Care, a leading U.S. mobility technology patient care organization with more than 50 patient clinics nationwide. While the transition has affected the timing of ReWalk sales in the near term, the Company believes channel partnerships have the potential to significantly increase ReWalk revenue over the long term and is focused on expanding its partner network. Selling through partners on wholesale terms is also designed to reduce the Company’s operating expenses and may accelerate cash collection compared with direct sales.

•	Broad reimbursement access supporting ReWalk adoption. ReWalk is covered by Medicare for eligible beneficiaries under an established fee schedule and by the three largest Medicare Advantage insurers, Aetna, Humana and UnitedHealthcare. Medicare Fee-for-Service and many national Medicare Advantage plans are authorizing ReWalk for clinically appropriate patients, and the Company believes this reimbursement infrastructure positions its channel partners to reach more eligible patients.

•	Expansion of clinical evidence supporting ReWalk. In September and October 2026, the Company announced the publication of two peer-reviewed real-world studies of the ReWalk Personal Exoskeleton. The first reported improved performance of daily activities, higher satisfaction and lower pain compared with wheelchair use. The second, a long-term study, reported sustained home use over a median of 33 months with no reported falls or exoskeleton-related fractures.

•	Well positioned for artificial intelligence (“AI”)-enabled rehabilitation. As robotics and AI increasingly move into physical care, the Company believes its combination of U.S. Food and Drug Administration (“FDA”)-cleared robotic products, established reimbursement infrastructure, commercial channels and installed base position it to bring AI-enabled rehabilitation technologies to patients. In addition to continued development of its upper-body exoskeleton with AI capabilities, Lifeward is exploring the addition of other AI-enabled capabilities into its product development pipeline.

“The third quarter was a transitional quarter for Lifeward, marked by continued AlterG growth as we move into the advanced stages of transitioning ReWalk to a channel-partner distribution model,” said Josh Hexter, Interim Chief Executive Officer of Lifeward. “Moving away from direct sales can create timing gaps in the near term, but we believe partnering with established providers that already reach patients nationwide is the right path to significantly expand access to ReWalk and accelerate revenue growth over the long term.”

Third Quarter 2026 Financial Results

Revenue was $5.4 million in the third quarter of 2026, compared to $6.2 million in the third quarter of 2025, a decrease of $0.8 million, or 12%. Revenue from AlterG products and services increased 18% to $3.6 million, primarily reflecting higher U.S. unit shipments, together with increased service revenue and improved average selling prices. Revenue from the sale of ReWalk Personal exoskeletons was $1.7 million, compared to $3.0 million in the third quarter of 2025, reflecting lower U.S. sales as the Company transitions ReWalk to a channel-partner distribution model, as well as lower revenues in Europe.

Gross margin was 27.4% during the third quarter of 2026, compared to 43.7% in the third quarter of 2025. The year-over-year decrease was primarily attributable to adverse foreign exchange rate fluctuations, higher freight costs and tariffs and revenue sharing expense arising from the Company’s March 2026 acquisition of Oratech Pharmaceuticals Ltd. from Oramed Pharmaceuticals Inc. (the “Oratech Acquisition”), under which the Company agreed to make quarterly payments to Oramed based on sales of ReWalk Personal Exoskeleton products and related extended warranties. On a non-GAAP basis, adjusted gross margin was 27.5% during the third quarter of 2026, compared to 43.7% in the prior-year quarter.

Total operating expenses in the third quarter of 2026 were $7.5 million, compared to $5.9 million in the third quarter of 2025. The increase was primarily attributable to approximately $0.5 million of clinical trial and contract research organization service costs related to the Oratech clinical trial, higher development costs related to the AlterG product improvement project and the upper-body exoskeleton technology, higher spending on trade shows and digital marketing, and restructuring expenses. On a non-GAAP basis, which excludes the items listed in the attached non-GAAP reconciliation table, adjusted operating expenses were $7.0 million in the third quarter of 2026, compared to $5.7 million in the third quarter of 2025, with the year-over-year change primarily attributable to the Oratech clinical trial costs and product development activities.

Operating loss in the third quarter of 2026 was $6.0 million, compared to $3.1 million in the third quarter of 2025. On a non-GAAP basis, which excludes the items in the attached non-GAAP reconciliation table, adjusted operating loss was $5.5 million in the third quarter of 2026, compared to $3.0 million in the third quarter of 2025.

Net loss was $5.1 million, or $1.32 per share, in the third quarter of 2026, compared to $3.2 million, or $2.37 per share, in the third quarter of 2025. The increase primarily reflects a higher operating loss partially offset by net financial income of $0.9 million in the third quarter of 2026, which includes non-cash fair value changes in warrant and derivative liabilities as well as interest expense related to the Company’s convertible notes. On a non-GAAP basis, which excludes the items in the attached non-GAAP reconciliation table, adjusted net loss was $5.5 million, or $1.44 per share, in the third quarter of 2026, compared to $3.0 million, or $2.24 per share, in the third quarter of 2025.

Balance Sheet

Unrestricted cash and cash equivalents were $4.5 million as of September 30, 2026, compared to $2.2 million as of December 31, 2025.

About Lifeward

Lifeward is a global innovator focused on advancing medical technologies and biomedical solutions that improve lives. The Company’s established portfolio includes market-leading neurorehabilitation technologies such as the ReWalk® Exoskeleton, AlterG® Anti-Gravity systems, and MyoCycle® FES System. These solutions span the continuum of care in physical rehabilitation and recovery, deploying the most advanced robotics and AI technologies to restore full health and quality of life to a broadening patient population. The Company is now executing a strategic evolution into a diversified biomedical company, expanding beyond rehabilitation and into high-value therapeutic platforms. This includes its Protein Oral Delivery (POD™) platform, designed to enable oral delivery of biologic drugs, with lead candidate ORMD-0801 (oral insulin) targeting a large and underserved diabetes market.

Lifeward has operations in the United States, Israel, and Germany. For more information on the Lifeward mission and product portfolio, please visit GoLifeward.com.

Lifeward®, ReWalk®, ReStore® and Alter G® are registered trademarks of Lifeward Ltd. and/or its affiliates.

Use of Non-GAAP Financial Measures

In addition to financial results prepared in accordance with U.S. GAAP, this earnings release includes certain non-GAAP financial measures, including adjusted gross profit, adjusted gross margin, adjusted operating expenses, adjusted operating loss, adjusted net loss and adjusted net loss per share. These measures exclude certain items, as applicable, including stock-based compensation expense, restructuring expense, acquired in-process research and development expense, transaction-related expenses, amortization of acquired intangible assets, non-cash debt-discount amortization, changes in the fair value of warrant and derivative liabilities, acquisition-related income or expense and other items reflected in the reconciliations below.

Management believes the non-GAAP financial information provided in this release is useful to investors in understanding and assessing the Company’s ongoing operations. Management uses both GAAP and non-GAAP information to evaluate and operate the business internally and believes it is useful to provide this information to investors. Non-GAAP financial measures should not be considered in isolation or as a substitute for, or superior to, financial measures prepared in accordance with U.S. GAAP. The GAAP results and reconciliations of the non-GAAP measures to the most directly comparable GAAP measures are provided below.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the U.S. Securities Act of 1933, and Section 21E of the U.S. Securities Exchange Act of 1934. Such forward-looking statements may include projections regarding the Company’s future performance and other statements that are not statements of historical fact and, in some cases, may be identified by words like “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “should,” “would,” “seek” and similar terms or phrases. For example, when the Company discusses the transition of ReWalk to a channel-partner distribution model and its potential to increase ReWalk revenue, the anticipated growth of AlterG, the development and potential benefits of AI-enabled capabilities and products, reimbursement coverage, the expected benefits of the channel-partner model, including the potential for lower operating expenses and faster cash collection, demand for rehabilitation technologies, and the Company’s strategy, priorities and long-term growth, it is using forward-looking statements. The forward-looking statements contained in this press release are based on management’s current expectations, which are subject to uncertainty, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control. Important factors that could cause the Company’s actual results to differ materially from those indicated in the forward-looking statements include, among others, risks and uncertainties relating to: the integration of Oratech and realization of the anticipated benefits of the Oratech acquisition; the development, timing, results and regulatory approval of ORMD-0801 and the Company’s other product and clinical-development programs; the sufficiency of the Company’s capital resources, its ability to obtain additional financing and continue as a going concern, and potential dilution resulting from its outstanding convertible securities and warrants; commercialization, market acceptance, reimbursement and sales growth for the Company’s products; the Company’s reliance on third-party payors, manufacturers, suppliers and distributors, and its customer and trade-receivables concentration; recent management and Board transitions; regulatory compliance, product defects and adverse events; intellectual-property protection; cybersecurity; and legislative, regulatory, political and economic developments, as well as other factors discussed under the heading “Risk Factors” in the Company’s annual report on Form 10-K, for the year ended December 31, 2025, in Part II, Item 1A of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2026, and in other documents subsequently filed with, or furnished to, the SEC. Any forward-looking statement made in this press release speaks only as of the date hereof. Factors or events that could cause the Company’s actual results to differ from the statements contained herein may emerge from time to time, and it is not possible for the Company to predict all of them. Except as required by law, the Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

Contact

Ronen Tsimerman
Chief Financial Officer
Lifeward
E: media@golifeward.com
E: ir@golifeward.com

Lifeward Ltd. and subsidiaries

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Revenue	$5,428	$6,195	$15,974	$16,953
Cost of revenues	3,941	3,488	10,436	9,613
Gross profit	1,487	2,707	5,538	7,340
Operating expenses:
Research and development, net	1,941	721	9,540	2,406
Sales and marketing	3,351	3,168	10,153	10,790
General and administrative	2,165	1,958	6,306	5,917
Impairment charges	-	-	-	2,783
Total operating expenses	7,457	5,847	25,999	21,896
Operating loss	(5,970)	(3,140)	(20,461)	(14,556)
Financial expense (income), net	(926)	23	6,879	(8)
Loss before income taxes	(5,044)	(3,163)	(27,340)	(14,548)
Taxes on income	8	7	24	18
Net loss	$(5,052)	$(3,170)	$(27,364)	$(14,566)
Basic net loss per ordinary share	$(1.32)	$(2.37)	$(9.91)	$(13.87)
Weighted average number of shares used in computing net loss per ordinary share basic and diluted (*)	3,836,950	1,335,117	2,760,466	1,050,290

(*) All share and per share amounts presented in this note have been retroactively adjusted to reflect the Company’s 1-for-12 reverse share split effected on February 24, 2026.

Lifeward Ltd. and subsidiaries

Condensed Consolidated Balance Sheets

(In thousands)

	(Unaudited)	(Audited)
	September 30,	December 31,
	2026	2025
Assets
Current assets
Cash and cash equivalents	$4,548	$2,169
Restricted cash	3	240
Clinical trial services asset	539	-
Trade receivables, net of credit losses of $209 and $192, respectively	7,649	6,138
Prepaid expenses and other current assets	2,261	1,528
Inventories	6,697	5,732
Total current assets	21,697	15,807
Restricted cash and other long term assets	484	209
Clinical trial services asset	269	-
Operating lease right-of-use assets	2,441	1,544
Property and equipment, net	463	585
Intangible assets	409	-
Goodwill	4,755	4,755
Total assets	$30,518	$22,900
Liabilities and equity
Current liabilities
Trade payables	$5,838	$5,590
Current maturities of operating leases	762	425
Convertible promissory note	-	2,803
Other current liabilities	4,255	3,221
Total current liabilities	10,855	12,039
Non-current operating leases	1,712	1,159
Convertible promissory notes, net	7,133	-
Warrants liability	1,988	-
Other long-term liabilities	1,563	1,294
Shareholders’ equity	7,267	8,408
Total liabilities and equity	$30,518	$22,900

Lifeward Ltd. and subsidiaries

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Nine Months Ended
	September 30,
	2026	2025
Net cash used in operating activities	$(16,064)	$(13,271)
Net cash used in investing activities	(28)	(5)
Net cash provided by financing activities	18,502	8,425
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(9)	103
Increase (decrease) in cash, cash equivalents, and restricted cash	2,401	(4,748)
Cash, cash equivalents, and restricted cash at beginning of period	2,579	7,108
Cash, cash equivalents, and restricted cash at end of period	$4,980	$2,360

Lifeward Ltd. and subsidiaries

(Unaudited)

(In thousand)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Revenues based on customer’s location:
United States	$3,270	$4,044	$9,692	$10,263
Europe	613	627	2,370	2,100
Germany	1,003	1,192	2,835	3,209
Asia-Pacific	298	103	586	269
Rest of the world	244	229	491	1,112
Total revenues	$5,428	$6,195	$15,974	$16,953

Lifeward Ltd. and subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited)

(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Dollars in thousands, except per share data	2026	2025	2026	2025
GAAP net loss	$(5,052)	$(3,170)	$(27,364)	$(14,566)
Adjustments:
Amortization of intangible assets	23	-	33	-
Non-cash acquired in-process R&D expense	-	-	4,947	-
Oramed transaction-related expenses	-	-	619	-
Other income related to the settlement of the post closing statement for the acquisition of AlterG	-	-	(142)	-
Restructuring	300	-	544	700
Remeasurement of earnout liability	-	-	-	(608)
Impairment charges	-	-	-	2,783
Stock-based compensation expenses	103	174	542	576
Non-cash amortization of debt discount associated with the convertible notes and warrants	457	-	1,415	-
Fair value remeasurement of warrant and derivative liabilities	(1,347)	-	5,041	-
Non-GAAP net loss	$(5,516)	$(2,996)	$(14,365)	$(11,115)
Weighted average shares used in computing net loss per share (*)	3,836,950	1,335,117	2,760,466	1,050,290
Non-GAAP net loss per share	$(1.44)	$(2.24)	$(5.20)	$(10.58)

(*) All share and per share amounts presented in this note have been retroactively adjusted to reflect the Company’s 1-for-12 reverse share split effected on February 24, 2026.

Lifeward Ltd. and subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited)

(In thousands)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2026		2025		2026		2025
Dollars in thousands	$	% of revenue	$	% of revenue	$	% of revenue	$	% of revenue
GAAP operating loss	$(5,970)	(110.0)%	$(3,140)	(50.7)%	$(20,461)	(128.1)%	$(14,556)	(85.9)%
Amortization of intangible assets	23	0.4%	-	-	33	0.2%	-	-
Non-cash acquired in-process R&D expense	-	-	-	-	4,947	31.0%	-	-
Oramed transaction-related expenses	-	-	-	-	619	3.9%	-	-
Other income related to the settlement of the post closing statement for the acquisition of AlterG	-	-	-	-	(142)	(0.9)%	-	-
Restructuring	300	5.5%	-	-	544	3.4%	700	4.1%
Remeasurement of earnout liability	-	-	-	-	-	-	(608)	(3.6)%
Impairment charges	-	-	-	-	-	-	2,783	16.4%
Stock-based compensation expenses	103	1.9%	174	2.8%	542	3.4%	576	3.4%
Non-GAAP operating loss	$(5,544)	(102.2)%	$(2,966)	(47.9)%	$(13,918)	(87.1)%	$(11,105)	(65.6)%

	Three Months Ended September 30,				Nine Months Ended September 30,
	2026		2025		2026		2025
Dollars in thousands	$	% of revenue	$	% of revenue	$	% of revenue	$	% of revenue
GAAP gross profit	$1,487	27.4%	$2,707	43.7%	$5,538	34.7%	$7,340	43.3%
Adjustments:
Stock-based compensation expenses	4	0.1%	3	0.0%	10	0.1%	10	0.1%
Non-GAAP gross profit	$1,491	27.5%	$2,710	43.7%	$5,548	34.8%	$7,350	43.4%

	Three Months Ended September 30,				Nine Months Ended September 30,
	2026		2025		2026		2025
Dollars in thousands	$	% of revenue	$	% of revenue	$	% of revenue	$	% of revenue
GAAP research & development	$1,941	35.8%	$721	11.6%	$9,540	59.7%	$2,406	14.2%
Adjustments:
Amortization of intangible assets	(23)	(0.4)%	-	-	(33)	(0.2)%	-	-
Non-cash acquired in-process R&D expense	-	-	-	-	(4,947)	(31.0)%	-	-
Stock-based compensation expenses	(30)	(0.6)%	(32)	(0.5)%	(104)	(0.7)%	(105)	(0.6)%
Non-GAAP research & development	$1,888	34.8%	$689	11.1%	$4,456	27.8%	$2,301	13.6%

Lifeward Ltd. and subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited)

(In thousands)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2026		2025		2026		2025
Dollars in thousands	$	% of revenue	$	% of revenue	$	% of revenue	$	% of revenue
GAAP sales & marketing	$3,351	61.7%	$3,168	51.1%	$10,153	63.6%	$10,790	63.6%
Adjustments:
Restructuring	-	-	-	-	(244)	(1.5)%	(277)	(1.6)%
Stock-based compensation expenses	(36)	(0.7)%	(65)	(1.0)%	(99)	(0.6)%	(203)	(1.2)%
Non-GAAP sales & marketing	$3,315	61.0%	$3,103	50.1%	$9,810	61.5%	$10,310	60.8%

	Three Months Ended September 30,				Nine Months Ended September 30,
	2026		2025		2026		2025
Dollars in thousands	$	% of revenue	$	% of revenue	$	% of revenue	$	% of revenue
GAAP general & administrative	$2,165	39.9%	$1,958	31.6%	$6,306	39.5%	$5,917	34.9%
Adjustments:
Other income related to the settlement of the post closing statement for the acquisition of AlterG	-	-	-	-	142	0.9%	-	-
Oramed transaction-related expenses	-	-	-	-	(619)	(3.9)%	-	-
Restructuring	(300)	(5.5)%	-	-	(300)	(1.9)%	(423)	(2.5)%
Remeasurement of earnout liability	-	-	-	-	-	-	608	3.6%
Stock-based compensation expenses	(33)	(0.6)%	(74)	(1.2)%	(329)	(2.1)%	(258)	(1.5)%
Non-GAAP general & administrative	$1,832	33.8%	$1,884	30.4%	$5,200	32.5%	$5,844	34.5%